EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-63758 and 333-81326) of our report dated February 20, 2004 (with respect to Note 14, March 26, 2004) relating to our audit of the consolidated financial statements of SpectRx, Inc. included in the 2003 annual report on Form 10-K, amendment no. 1.

/s/ Eisner LLP
New York, New York
July 7, 2004